THE SECURITIES OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THEIR MERITS AND REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES ARE OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND THE UNITED STATES BANKRUPTCY CODE AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

STOCK PURCHASE AGREEMENT

THIS AGREEMENT FOR THE PURCHSE OF COMMON STOCK, (this “Agreement”) made this 8th day of June, 2016, by and between Armada Enterprises GP, LLC, of 40 Wall Street, 28th Floor, New York, NY 10005, representing certain selling share holders set forth on Schedule A attached hereto (“Sellers”), and RNG Studios, Inc. of 20 West 22nd Street, Suite 517, New York, NY 10023, the buyer of the shares (“Purchaser”), sets forth the terms and conditions upon which Sellers will sell to Purchaser and Purchaser will buy from Sellers, as more specifically set forth on Schedule A attached hereto, certain securities (the “Securities”) consisting of free-trading Common Stock of BIM Homes, Inc., a Delaware corporation (the “Company”) the number of which are set forth by the Purchaser on the signature page hereto.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

W I T N E S S E T H:

WHEREAS, the Sellers own 450,000 shares of free trading common stock, par value $0.0001 per share (“Common Stock”) of BIM Homes, Inc (the “Company”); and

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the number shares of Common Stock set forth by the Purchaser on the signature page hereto (the “Securities”), on and subject to the terms of this Agreement;

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the number shares of Common Stock set forth by the Purchaser on the signature page hereto (the “Securities”), on and subject to the terms of this Agreement, which come with an equal number of warrant shares in 5 warrant share bundles with 1 warrant share each exercisable at $4, $5, $6, $7 and $8; and

WHEREAS, the Sellers and Purchaser agree that the Securities shall be purchased and sold through an escrow held by Milan Saha, Attorney at Law (“Escrow Agent”);

WHEREFORE, the parties hereto agree as follows:

1. Sale of the Securities. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Securities to the Purchaser, and the Purchaser shall purchase the Shares from the Sellers for a purchase price of $1.00 per share (collectively, the “Purchase Price”).

2. Deposit and Closing.

(a) The purchase and sale of the Securities shall take place at a closing (the “Closing”), to be held at such date, time as shall be determined by the Purchaser on notice to the Sellers.

(b) The Purchase Price shall be transferred to the Escrow Agent upon execution of this Agreement, will be released to Sellers at Closing.

(c) At the Closing:

(i) The Sellers shall deliver to the Purchaser certificates for the Securities of the Company, with medallion guarantees, notarization and/or other similar certification acceptable to the Company’s stock transfer agent; and

(ii) The Purchase Price shall be released to the Sellers.

(d) At the Closing and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(e) All representations, covenants and warranties of the Purchaser and Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers that Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out their obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

4. Representations and Warranties of the Sellers. Sellers hereby make the following representations and warranties to the Purchaser, which may be relied on by any subsequent Purchaser of the Purchasers’ capital stock and their counsel:

(a) The Securities are exempt from registration pursuant to §1145 of the United States Bankruptcy Code. Sellers are the record and beneficial owner of the Securities free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Sellers have the absolute right to sell and transfer the Securities to the Purchaser as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Securities to Purchaser hereunder, Purchaser will acquire good and marketable title to the Securities free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another other than pursuant to applicable securities laws and regulations.

(b) Sellers have the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Sellers’ obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Sellers in connection with the execution and performance by the Sellers of this Agreement or the execution and performance by the Sellers of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Sellers’ knowledge, threatened against the Sellers or any of Sellers’ properties. There is no judgment, decree or order against the Sellers that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Sellers’ knowledge, threatened against the Sellers or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Sellers’ knowledge, threatened against the Sellers.

(e) The Sellers have complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

5. Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

6. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the State of California, and by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, waives any defense that such court is not a convenient forum, and consents to any service of process made either in the manner set forth in Section 6(c) of this Agreement (other than by telecopier), or any other method of service permitted by law.

(e) Waiver of Jury Trial. Each party hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this agreement or any other action or proceeding which may arise out of or in any way be connected with this agreement or any of the other documents.

(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile of PDF copies shall be considered originals for all purposes.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLERS:

Armada Enterprises GP, LLC

By:	/s/ George Wight
George Wight
Managing General Partner

PURCHASER:

Entity:	RNG Studios, Inc.

By:	/s/ Schmu Ma
Name:	Schmu Ma
Title:	General Manager

Shares Purchased: 370,000
Purchase Price: $370,000.00 (Shares x $1.00)

Schedule A

Selling Shareholders

Selling Shareholder	Certificate No.	# of Shares
Anthony Turnbull	1003	100,000
Gulten Balaban Umancan	1025	100,000
Muzeyyen Balaban	1035	100,000
Frances Munro	1022	70,000